EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

      We consent to the incorporation by reference in Registration Statements No. 333-56212, 333-32223, 333-11883, 33-35549, 33-35719, 33-72502, Post-Effective Amendment No. 1 to Registration Statement No. 2-97542, Post-Effective Amendment No. 1 to Registration Statement No. 2-78926, and Post-Effective Amendment No. 3 to Registration Statement No. 2-78925 on Form S-8 of our reports dated February 21, 2002 (March 11, 2002 as to Note 7), appearing in this Annual Report on Form 10-K of Thoratec Corporation for the year ended December 29, 2001.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

March 13, 2002